Exhibit 99.1

CANADA	SUPERIOR COURT

PROVINCE OF QUÉBEC DISTRICT OF MONTRÉAL No.: 500-11-036133-094	Commercial Division Sitting as a court designated pursuant to the Companies’ Creditors Arrangement Act, R.S.C., c. C-36, as amended

IN THE MATTER OF THE PLAN OF COMPROMISE OR ARRANGEMENT OF:

ABITIBIBOWATER INC., a legal person incorporated under the laws of the State of Delaware, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
ABITIBI-CONSOLIDATED INC., a legal person incorporated under the laws of Canada, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
BOWATER CANADIAN HOLDINGS INC., a legal person incorporated under the laws of the Province of Nova Scotia, having its principal executive offices at 1155 Metcalfe Street, in the City and District of Montréal, Province of Quebec, H3B 5H2;

And
the other Petitioners listed on Appendices “A”, “B” and “C”;

Petitioners

And
ERNST & YOUNG INC., a legal person under the laws of Canada, having a place of business at 800 René-Lévesque Blvd. West, Suite 1900, in the City and District of Montréal, Province of Quebec, H3B 1X9;

Monitor

FORTY-FIRST REPORT OF THE MONITOR

MAY 5, 2010

INTRODUCTION

1.	On April 17, 2009, Abitibi-Consolidated Inc. (“ACI”) and its subsidiaries listed in Appendix “A” hereto (collectively with ACI, the “ACI Petitioners”) and Bowater Canadian Holdings Incorporated (“BCHI”), its subsidiaries and affiliates listed in Appendix “B” hereto (collectively with BCHI, the “Bowater Petitioners”) (the ACI Petitioners and the Bowater Petitioners are collectively referred to herein as the “Petitioners”) filed for and obtained protection from their creditors under the Companies’ Creditors Arrangement Act (the “CCAA” and the “CCAA Proceedings”) pursuant to an Order of this Honourable Court, as amended on May 6, 2009 (the “Initial Order”). Pursuant to an Order of this Honourable Court dated November 10, 2009, Abitibi-Consolidated (U.K.) Inc., a subsidiary of ACI, was added to the list of the ACI Petitioners.

2.	Pursuant to the Initial Order, Ernst & Young Inc. (“EYI”) was appointed as monitor of the Petitioners (the “Monitor”) under the CCAA and a stay of proceedings in favour of the Petitioners was granted until May 14, 2009 (the “Stay Period”). The Stay Period has been subsequently extended to June 18, 2010 pursuant to further Orders of this Honourable Court.

3.	On April 16, 2009, AbitibiBowater Inc. (“ABH”), Bowater Inc. (“BI”), and certain of their direct and indirect U.S. and Canadian subsidiaries, including BCHI and Bowater Canadian Forest Products Inc. (“BCFPI”) (collectively referred to herein as “U.S. Debtors”), filed voluntary petitions (collectively, the “Chapter 11 Proceedings”) for relief under Chapter 11 of the U.S. Bankruptcy Code, 11 U.S.C. §§ 101 et seq. (the “U.S. Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “U.S. Bankruptcy Court”).

4.	BCHI, Bowater Canada Finance Corporation, Bowater Canadian Limited, AbitibiBowater Canada Inc., BCFPI, Bowater LaHave Corporation and Bowater Maritimes Inc. have commenced both CCAA Proceedings and Chapter 11 Proceedings and are referred to herein collectively as the “Cross-Border Petitioners” and are also included in the definition of “Petitioners”.

5.	The Petitioners are all subsidiaries of ABH (ABH, collectively with its subsidiaries, are referred to as the “ABH Group”).

6.	On April 17, 2009, ABH and the petitioners listed on Appendix “C” hereto (collectively with ABH, the “18.6 Petitioners”) obtained Orders under Section 18.6 of the CCAA in respect of voluntary proceedings initiated under Chapter 11 and EYI was appointed as the information officer in respect of the 18.6 Petitioners.

7.	On April 16, 2009, ACI and ACCC filed petitions for recognition under Chapter 15 of the U.S. Bankruptcy Code. On April 21, 2009, the U.S. Bankruptcy Court granted the recognition orders under Chapter 15 of the U.S. Bankruptcy Code.

8.	On April 22, 2009, the Court amended the Initial Order to extend the stay of proceedings to the partnerships (the “Partnerships”) listed in Appendix “D” hereto.

BACKGROUND

9.	ABH is one of the world’s largest publicly traded pulp and paper manufacturers. It produces a wide range of newsprint and commercial printing papers, market pulp and wood products. The ABH Group owns interests in or operates pulp and paper facilities, wood products facilities and recycling facilities located in Canada, the United States, the United Kingdom and South Korea. The Petitioners’ United Kingdom subsidiary, Bridgewater Paper Company Ltd., filed for administration, pursuant to the United Kingdom’s Insolvency Act of 1986, on February 2, 2010.

10.

Incorporated in Delaware and headquartered in Montreal, Quebec, ABH functions as a holding company and its business is conducted principally through four direct subsidiaries: BI, Bowater Newsprint South LLC (“Newsprint South”) (BI,

Newsprint South and their respective subsidiaries are collectively referred to as the “BI Group”), ACI (ACI and its subsidiaries are collectively referred to as the “ACI Group”) and AbitibiBowater US Holding LLC (“ABUSH”) (ABUSH and its respective subsidiaries are collectively referred to as the “DCorp Group”).

11.	ACI is a direct and indirect wholly-owned subsidiary of ABH.

12.	ABH wholly owns BI which in turn, wholly owns BCHI which, in turn, indirectly owns BCFPI which carries on the main Canadian operations of BI.

13.	ACCC, a wholly-owned subsidiary of ACI, and BCFPI hold the majority of ABH’s Canadian assets and operations.

PURPOSE

14.	This is the forty-first report of the Monitor (the “Forty-First Report”) in these CCAA Proceedings, the purpose of which is to report to this Honourable Court with respect to the following:

(i)	the Petitioners’ five-week cash flow results for the period from March 1, 2010 to April 4, 2010 (the “Reporting Period”), in accordance with the first stay extension order of this Honourable Court dated May 14, 2009 (the “First Stay Extension Order”), and to provide details with respect to the following:

(a)	an update in respect of the market condition overview in the forest products industry provided in the thirty-seventh report of the Monitor dated March 29, 2010 (the “Thirty-Seventh Report”);

(b)	the receipts and disbursements of the ACI Group and BCFPI for the Reporting Period with a discussion of the variances from the respective forecasts (the “ACI Forecast” and the “BCFPI Forecast”) as set forth in the Thirty-Seventh Report;

(c)	the current liquidity and revised cash flow forecasts of the ACI Group and BCFPI for the 13-week period ending July 4, 2010;

(d)	an update with respect to certain key performance indicators (“KPIs”) tracked by the Petitioners;

(ii)	an update with respect to the claims processes approved by various orders of this Honourable Court;

(iii)	certain requests for the formation of a committee to represent the interests of current shareholders of ABH; and

(iv)	Notice of Garnishment received by the Monitor.

TERMS OF REFERENCE

15.	In preparing this Forty-First Report, the Monitor has been provided with and, in making comments herein, has relied upon unaudited financial information, the ABH Group’s books and records, financial information and projections prepared by the ABH Group and discussions with management of the ABH Group (the “Management”). The Monitor has not audited, reviewed or otherwise attempted to verify the accuracy or completeness of such information and, accordingly, the Monitor expresses no opinion or other form of assurance in respect of such information contained in this Forty-First Report. Some of the information referred to in this Forty-First Report consists of forecasts and projections. An examination or review of the financial forecast and projections, as outlined in the Canadian Institute of Chartered Accountants Handbook, has not been performed. Future-oriented financial information referred to in this Forty-First Report was prepared by the ABH Group based on Management’s estimates and assumptions. Readers are cautioned that, since these projections are based upon assumptions about future events and conditions the actual results will vary from the projections, even if the assumptions materialize, and the variations could be significant.

16.	Capitalized terms not defined in this Forty-First Report are as defined in the previous reports of the Monitor and the Initial Order. All references to dollars are in U.S. currency and are translated at a rate of CDN$1.00=US$0.90 unless otherwise noted.

17.	Copies of all of the Monitor’s Reports, in both English and French, including a copy of this Forty-First Report, and all motion records and Orders in the CCAA Proceedings will be available on the Monitor’s website at www.ey.com/ca/abitibibowater. The Monitor has also established a bilingual toll-free telephone number that is referenced on the Monitor’s website so that parties may contact the Monitor if they have questions with respect to the CCAA Proceedings.

18.	Copies of all of the U.S. Bankruptcy Court’s orders are posted on the website for Epiq Bankruptcy Solutions LCC (“Epiq”) at http://chapter11.epiqsystems.com/abitibibowater. The Monitor has included a link to Epiq’s website from the Monitor’s website.

CURRENT MARKET CONDITIONS IN THE FOREST PRODUCTS INDUSTRY

19.	Pursuant to the First Stay Extension Order, the Monitor has provided this Honourable Court with regular reports on the Petitioners’ cash flows for each reporting period following the date of the First Stay Extension Order. These reports have included details with respect to the market conditions in the forest products industry.

20.

According to a report issued on April 2, 2010 by RISI.com (a leading forest products publication, the “RISI Report”) the Petitioners, along with the majority of North American newsprint producers, have recently announced two increases in the price of newsprint, each in the amount of $25 per tonne, effective May 1, 2010 and June 1, 2010. The RISI Report notes that these two price increases represent the third and fourth such price increases in 2010.

21.	The RISI Report also notes that, based upon a survey of significant producers, pulp prices are set to increase in April. The RISI Report notes that this increase will be the tenth in the last eleven months, indicating a very strong pulp market. BCFPI produces pulp at its Thunder Bay facility.

22.	According to a report on RandomLengths.com, a leading lumber industry publication, the Random Lengths Framing Composite Index for the week of April 23, 2010, which tracks a mix of lumber grades used in the construction industry, has increased from $212 per thousand board feet to $365 per thousand board feet over the last 12 months. As detailed in Appendices “I” and “J” of this Forty-First Report, the Petitioners have experienced an increase in lumber pricing over the last number of months.

23.	With respect to transactions in the forest products industry, Domtar Corporation (“Domtar”) announced on March 29, 2010 that it would be selling its forest products business to EACOM Timber Corporation. The sawmills sold by Domtar are capable of producing approximately 900 million board feet of lumber per year and the transaction is scheduled to close in the second quarter of 2010.

RECEIPTS AND DISBURSEMENTS FROM MARCH 1, 2010 TO APRIL 4, 2010 FOR THE ACI GROUP AND BCFPI

The ACI Group

24.	The table below summarizes the ACI Group’s (including DCorp) actual receipts and disbursements for the Reporting Period, which is detailed in Appendix “E” of this Forty-First Report, with a comparison to the ACI Forecast amounts provided in the Thirty-Seventh Report.

The ACI Group

	US$000
	Actual	Forecast	Variance
Opening Cash	$224,731	$224,731	$—	—
Receipts	224,300	189,446	34,854	18%
Disbursements
Net Trade Disbursements	(144,983)	(123,983)	(21,000)	(17%)
Intercompany	(1,986)	—	(1,986)	N/A
Other	(87,750)	(95,862)	8,112	8%

	(234,719)	(219,845)	(14,874)	(7%)
Financing
Securitization Inflows / (Outflows)	(4,031)	(2,388)	(1,643)	(69%)
Adequate Protection by DCorp to ACCC Term Lenders	(3,498)	(3,287)	(211)	(6%)
Restructuring & Other Items	(4,633)	(5,250)	617	12%
Foreign Exchange Translation	(11,635)	—	(11,635)	N/A

	(23,797)	(10,925)	(12,872)	(118%)
Net Cash Flow	(34,216)	(41,324)	7,108	17%
Ending Cash	$190,515	$183,407	$7,108	4%

Immediately Available Liquidity	$245,063	$239,049	$6,014	3%

Total Available Liquidity	$305,379	$319,865	$(14,486)	(5%)

25.	As detailed in the twenty-ninth report of the Monitor dated December 16, 2009 (the “Twenty-Ninth Report”) the sale of the ACCC MPCo Interest closed on December 9, 2009 for gross proceeds of CDN$615 million (the “Proceeds”). Certain of the Proceeds were paid to the Monitor for distribution as follows:

(i)	CDN$200.0 million to the Senior Secured Noteholders (i.e. the holders of the 13.75% notes due 2011); and

(ii)	CDN$130.0 million to the ACI Group pursuant to the ULC DIP Facility.

26.	The Monitor continues to hold the following amounts related to the sale of the ACCC MPCo Interest pursuant to an order of this Honourable Court dated November 16, 2009:

(i)	$45.0 million that is available as liquidity to the ACI Group subject to providing notice to certain creditors (the “ULC DIP Facility Available Upon Notice”);

(ii)	$45.0 million that is available to the ACI Group subject to Court approval for the use of such funds (the “ULC DIP Facility Available Upon Court Approval”); and

(iii)	Approximately $47.1 million that is not available to the ACI Group (the “Restricted ULC Reserve Deposit”). The Monitor will continue to hold these funds until further order of this Honourable Court.

27.	Pursuant to an order issued by the U.S. Bankruptcy Court, funds related to the sale of certain DCorp recycling assets (approximately $11.3 million, the “Recycling Proceeds”) and funds related to the sale of DCorp’s West Tacoma mill (approximately $4.1 million, the “West Tacoma Proceeds”) are only available to the ACI Group on ten days’ notice to the agent for the ACCC Term Lenders. The Recycling Proceeds and West Tacoma Proceeds are held in a designated account and are separate from the ACI Group’s general operating funds.

28.	Subsequent to the Reporting Period, the Monitor received approximately $2.6 million related to the sale of ACCC’s St. Raymond sawmill (the “St. Raymond Proceeds”). The St. Raymond Proceeds will be held by the Monitor until further order of this Honourable Court.

29.	As shown in the table above, the ACI Group’s total receipts for the Reporting Period, net of joint venture remittances, were approximately $34.9 million higher than projected in the ACI Forecast. Disbursements were approximately $14.9 million higher than projected in the ACI Forecast and Financing net cash flows were approximately $12.9 million more than projected in the ACI Forecast. Overall, the ending cash balance was approximately $7.1 million higher than the ACI Forecast and Immediately Available Liquidity was approximately $6.0 million higher than the ACI Forecast.

30.	“Immediately Available Liquidity” in the chart above includes cash on hand plus liquidity available pursuant to the ULC DIP Facility Available Upon Notice and amounts available through the ACI Group’s Amended Securitization Program. “Total Available Liquidity” includes Immediately Available Liquidity plus the ULC DIP Facility Available Upon Court Approval, the Recycling Proceeds and the West Tacoma Proceeds. Proceeds received from the sale of DCorp’s Lufkin facility will be included in Total Available Liquidity when the sale closes (approximately $20.5 million, the “Lufkin Proceeds”).

Receipts

31.	A breakdown of the receipts for the Reporting Period is outlined in the table below:

			$US 000
Receipts	Para.		Actual	Forecast	Variance	Variance %
A/R Collections	32	(i)	$194,299	$174,112	$20,187	12%
Intercompany A/R Settlement	32	(i)	24,748	—	24,748	N/A
Joint Venture Remittances, Net	32	(ii)	(17,954)	(20,905)	2,951	14%
Collections on Behalf of Joint Ventures	32	(ii)	2,886	20,303	(17,417)	(86%)

Net A/R Collections			203,979	173,510	30,469	18%
Other Inflows	32	(iii)	20,321	15,936	4,385	28%

Total Receipts			$224,300	$189,446	$34,854	18%

32.	The variance analysis has been compiled based on discussions with Management and the following represents the more significant reasons for the variances:

(i)	A/R Collections, inclusive of receipts related to Intercompany A/R Settlements, net Joint Venture Remittances, and Collections on Behalf of Joint Ventures, were approximately $204.0 million during the Reporting Period compared to a forecast amount of $173.5 million resulting in a positive variance of approximately $30.5 million. This difference is primarily due to the timing of customer receipts.

Intercompany A/R Settlements represent payments to the ACI Group from an affiliated ABH Group entity for ACI Group accounts receivable that were collected by the affiliated entity, such as BI or BCFPI.

(ii)	Collections on Behalf of Joint Ventures totalled approximately $2.9 million during the Reporting Period. This amount represents amounts collected by the ACI Group for accounts receivable that belong to a joint venture partner. Such amounts will be paid to the joint venture partner on a monthly basis or in accordance with the joint venture agreement. The collections on behalf of joint ventures were $2.9 million for the Reporting Period as compared to a forecast amount of approximately $20.3 million, resulting in a negative variance of approximately $17.4 million.

This variance is partly due to the fact that certain portions of amounts collected on behalf of joint ventures are also included in the “A/R Collections” line and have not yet been specifically allocated to “Collections on Behalf of Joint Ventures” as these amounts are allocated on a monthly basis.

During the Reporting Period, disbursements related to Joint Venture Remittances totalled approximately $18.0 million resulting in a positive variance of approximately $3.0 million. This is primarily due to lower than forecast remittances to the Augusta joint venture.

(iii)	Other Inflows, which includes sales of woodchips to third parties, tax refunds and other miscellaneous receipts, totalled approximately $20.3 million during the Reporting Period. The ACI Forecast included projected receipts of $15.9 million, resulting in a positive variance of approximately $4.4 million. Significant receipts included:

(a)	Approximately $11.7 million for the sale of wood chips; and

(b)	Approximately $6.3 million of deposits made at the mill level (which include deposits for local sales, refunds from various suppliers and other deposits).

Disbursements

33.	A breakdown of the disbursements related to Net Trade Disbursements for the Reporting Period is outlined below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
Trade Payables	34	(i)	$(154,116)	$(120,229)	$(33,887)	(28%)
Intercompany A/P Settlement	34	(i)	9,133	—	9,133	N/A
Capital Expenditures	34	(ii)	—	(3,754)	3,754	100%

Net Trade Disbursements			$(144,983)	$(123,983)	$(21,000)	(17%)

34.	The variance analysis with respect to the disbursements for the more significant variances has been compiled based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)	Disbursements related to Trade Payables were approximately $154.1 million during the Reporting Period, which was approximately $33.9 million greater than the ACI Forecast. This negative variance can be explained by the fact that:

(a)	Capital Expenditures have been included in the actual amount for Trade Payables disbursements until such time as the ACI Group identifies and allocates the disbursements which are capital in nature;

(b)	The ACI Group regularly disburses amounts on behalf of other affiliated entities which are included in Trade Payables (as noted above, the ACI Group was reimbursed by affiliates for approximately $9.1 million of such amounts, detailed on the Intercompany A/P Settlements line, during the Reporting Period). The quantum of amounts disbursed on behalf of other entities is not known until such time as the Petitioners reconcile their intercompany accounts, which is done on a regular basis; and

(c)	Production in both woodland operations and at the ACI Group’s paper mills was higher than forecast. This increase resulted in disbursements related to Trade Payables being approximately $16.7 million higher than contemplated in the ACI Forecast.

(ii)	As noted above, Capital Expenditures are not tracked on a weekly basis. The disbursements related to capital expenditures have been included in the Trade Payables disbursement line. Management has advised the Monitor that capital expenditures for the months of February and March, 2010 totalled approximately $1.4 million and $1.5 million, respectively.

35.	The net disbursements related to intercompany collections are detailed in the chart below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
A/R Collections - Affiliates	35	(i)	$23,068	$—	$23,068	N/A
Intercompany A/R Settlements	35	(ii)	(25,054)	—	(25,054)	N/A

			$(1,986)	$—	$(1,986)	N/A

(i)	A/R Collections – Affiliates totalled approximately $23.1 million during the Reporting Period. As part of its normal Cash Management System, the ACI Group regularly collects accounts receivable on behalf of other ABH Group entities. As it is not possible to forecast which customers will incorrectly pay the ACI Group on behalf of the other entities, collections on behalf of affiliates are not forecast by the Petitioners. The funds are paid on a regular basis by the ACI Group to the appropriate ABH Group entity, which payments are reflected in the Intercompany A/R Settlements line of the “Intercompany” section of the cash flow statement. As discussed in the next section, an amount of approximately $25.1 million was paid out to affiliates during the Reporting Period by the ACI Group to reimburse affiliates for collections made on their behalf by the ACI Group.

(ii)	The ACI Group does not forecast the disbursement of Intercompany A/R Settlements as it is not possible to predict which customers will pay the incorrect ABH Group entity for accounts receivable. The corresponding receipt of these amounts collected from affiliate customers is included in the A/R Collections – Affiliates line included in the “Intercompany” section of the cash flow statement.

36.	Disbursements related to “Other” items are summarized in the chart below:

			$US 000
	Para.		Actual	Forecast	Variance	Variance %
Marine Freight Payments	36	(i)	$(11,397)	$(7,500)	$(3,897)	(52%)
Utility Payments	36	(ii)	(33,278)	(38,543)	5,265	14%
Payroll & Benefits	36	(iii)	(43,075)	(49,819)	6,744	14%

			$(87,750)	$(95,862)	$8,112	8%

(i)	Marine Freight Payments totalled approximately $11.4 million during the Reporting Period. This compares to an amount of $7.5 million in the ACI Forecast. This negative variance is due to the fact that a greater than forecast proportion of total shipments required the use of marine freight and that a payment to a significant shipper was made during the Reporting Period which had been forecast to be made at a later date.

(ii)	Utility Payments totalled approximately $33.3 million during the Reporting Period. This compares to an amount of approximately $38.5 million in the ACI Forecast. The ACI Forecast contemplated that only contractually agreed upon amounts (representing an estimate of consumption) would be paid to certain hydroelectricity suppliers. Upon reconciliation of total versus forecast use of hydroelectric power, it was determined that the ACI Group had built up a credit balance with its hydroelectricity suppliers for the month of February based on actual consumption. As such, certain payments to hydroelectricity suppliers during the month of March were reduced to take into account this lower consumption.

(iii)	Total payments for Payroll & Benefits were approximately $43.1 million during the Reporting Period compared to an amount of approximately $49.8 million in the ACI Forecast. The reason for this variance is due in part to a lower than forecast pension payment (approximately $1.2 million), lower wages due to a public holiday (approximately $1.0 million) and the timing of payment of certain payroll taxes (approximately $2.6 million).

Financing

37.	Details regarding the ACI Group’s financing activities are summarized in the following table:

			$US 000
Financing			Actual	Forecast	Variance	Variance %
Securitization Inflows / (Outflows)	38	(i)	$(4,031)	$(2,388)	$(1,643)	(69%)
Adequate Protection by DCorp to ACCC Term Lenders	38	(ii)	(3,498)	(3,287)	(211)	(6%)
Restructuring & Other Items	38	(iii)	(4,633)	(5,250)	617	12%
Foreign Exchange Translation	38	(iv)	(11,635)	—	(11,635)	N/A

			$(23,797)	$(10,925)	$(12,872)	(118%)

38.	The variance analysis with respect to the ACI Group’s financing activities has been compiled based on discussions with Management and the following represents a summary of the reasons for the variances:

(i)	Securitization Inflows/(Outflows) totalled an outflow of approximately $4.0 million compared to a projected outflow of approximately $2.4 million during the Reporting Period. This negative variance was due to the fact that an interest payment forecast to be paid in the week ended April 11, 2010 was paid during the Reporting Period.

(ii)	Adequate Protection by DCorp to ACCC Term Lenders was consistent with the ACI Forecast.

(iii)	Payments for Restructuring & Other Items totalled approximately $4.6 million compared to a forecast of approximately $5.3 million. The difference is primarily due to the timing of invoice receipt from professional service firms.

(iv)	Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate between Canadian and U.S. dollars at the time of conversion as compared to the forecast rate of CDN$1.00=US$0.90. During the Reporting Period the value of the Canadian dollar fluctuated between US$0.9470 and US$0.9941.

BCFPI

39.	The following table summarizes the receipts and disbursements of BCFPI for the Reporting Period, which is detailed in Appendix “F” of this Forty-First Report:

BCFPI

	US$000
	Actual	Forecast	Variance
Receipts	$74,453	$64,332	$10,121	16%
Disbursements
Net Trade Disbursements	(42,598)	(40,666)	(1,932)	(5%)
Intercompany	(2,905)	—	(2,905)	N/A
Other	(20,150)	(21,395)	1,245	6%

	(65,653)	(62,061)	(3,592)	(6%)
Financing
Interest	(1,967)	(1,845)	(122)	(7%)
Restructuring Costs	(1,101)	(1,465)	364	25%
Foreign Exchange Translation	(3,803)	—	(3,803)	N/A

	(6,871)	(3,310)	(3,561)	108%
Net Cash Flows	1,929	(1,039)	2,968	(286%)
Opening Cash	11,036	11,036	—	—

Ending Cash	$12,965	$9,997	$2,968	30%

40.	As detailed in the table above, BCFPI’s total receipts for the Reporting Period were approximately $10.1 million higher than the BCFPI Forecast. Disbursements were $3.6 million higher than the BCFPI Forecast and Financing cash outflows were approximately $3.6 less than the BCFPI Forecast. BCFPI had cash on hand of approximately $13.0 million at April 4, 2010. Overall, the ending cash balance was approximately $3.0 million higher than the BCFPI Forecast.

Receipts

41.	A breakdown of the BCFPI receipts is summarized in the table below:

			US$000
Receipts	Para.		Actual	Forecast	Variance	Variance %
A/R Collections	42	(i)	$15,941	$61,272	$(45,331)	(74%)
Intercompany A/R Settlements	42	(i)	34,404	—	34,404	N/A

Total A/R Collections			50,345	61,272	(10,927)	(18%)
Advances from/(to) Bowater Inc.	42	(ii)	12,000	(3,000)	15,000	(500%)
Other Inflows	42	(iii)	12,108	6,060	6,048	100%

Total Receipts			$74,453	$64,332	$10,121	16%

42.	The variance analysis with respect to the receipts has been compiled based on discussions with Management and the following represents a summary of the reasons for the significant variances:

(i)	Total A/R Collections were approximately $50.3 million resulting in a negative variance of approximately $10.9 million. This variance is primarily due to the timing of collections of pulp receivables from BCFPI’s customers.

Pursuant to BCFPI’s normal practice and the Cash Management System, sales which are made to customers domiciled in the United States are made through an affiliate, Bowater America Inc. (“BAI”). BAI, which is a subsidiary of BI, collects the accounts receivable from third party customers and then remits these funds through an Intercompany A/R Settlement to BCFPI. BCFPI continues to reconcile its intercompany trade receivables on a regular basis.

In addition to the above, BI collects substantially all accounts receivable related to BCFPI’s sale of pulp. Such amounts are reconciled and transferred from BI to BCFPI on a monthly basis. Transfers of pulp receipts through the end of March, 2010 have been paid to BCFPI during the Reporting Period.

(ii)	On a net basis, Advances from Bowater Inc. totalled $12.0 million during the Reporting Period. Repayments of $3.0 million were forecast in the BCFPI Forecast. The variance above is due to the fact that collections from customers were less than forecast and additional advances from Bowater Inc. were required to provide BCFPI with sufficient liquidity.

(iii)	Amounts received related to Other Inflows were approximately $12.1 million during the Reporting Period. Receipts related to Other Inflows were forecast to be approximately $6.1 million, resulting in a positive variance of approximately $6.0 million. This variance was primarily due to higher than forecast sales tax receipts and mill level deposits.

Disbursements

43.	Details regarding BCFPI’s disbursements related to Net Trade Disbursements are summarized in the following table:

			US$000
	Para.		Actual	Forecast	Variance	Variance %
Trade Payables	44	(i)	$(36,861)	$(38,398)	$1,537	4%
Intercompany A/P Settlements - Receipts	44	(ii)	8,960	—	8,960	N/A
Intercompany A/P Settlements - Disbursements	44	(iii)	(2,733)	—	(2,733)	N/A
Capital Expenditures	44	(iv)	—	(2,268)	2,268	100%
Payments on Behalf of Affiliates	44	(v)	(11,964)	—	(11,964)	N/A

Net Trade Disbursements			$(42,598)	$(40,666)	$(1,932)	(5%)

44.	The variance analysis with respect to BCFPI’s disbursements has been compiled based on discussions with Management and the following represents a summary of the reasons provided for these variances:

(i)	Disbursements related to Trade Payables were approximately $1.5 million less than projected during the Reporting Period.

(ii)	Intercompany A/P Settlements - Receipts represents BCFPI being reimbursed for disbursements made on behalf of related entities. During the Reporting Period, BCFPI received approximately $9.0 million for disbursements made on behalf of Bowater Mersey.

(iii)	Intercompany A/P Settlements - Disbursements represents BCFPI reimbursing related entities for payments made on its behalf. During the Reporting Period, such payments totalled approximately $2.7 million and are primarily reimbursements to the ACI Group for freight costs.

(iv)	Capital Expenditures are not tracked on a weekly basis. As such, disbursements for this line item have been included in Trade Payables. The Monitor has been advised that capital expenditures for February and March, 2010 were approximately $0.9 million and $0.1 million, respectively.

(v)	Payments on Behalf of Affiliates were $12.0 million during the Reporting Period. These payments primarily represent disbursements made by BCFPI on behalf of Bowater Mersey. Due to the integrated nature of the operations of the Petitioners and the Cash Management System, such payments occur on a regular basis. BCFPI does not typically forecast such payments, nor does it typically forecast the repayment of these items.

45.	Actual receipts and disbursements related to intercompany accounts receivable transactions are summarized in the table below:

			US$000
	Para.		Actual	Forecast	Variance	Variance %
A/R Collections - Affiliates	45	(i)	$4,892	$—	$4,892	N/A
Intercompany A/R Settlements	45	(ii)	(7,797)	—	(7,797)	N/A

			$(2,905)	$—	$(2,905)	N/A

(i)	Receipts related to A/R Collections – Affiliates totalled approximately $4.9 million during the Reporting Period. Such amounts are regularly collected by BCFPI as part of the operation of the Cash Management System.

(ii)	Payments for Intercompany A/R Settlements totalled approximately $7.8 million during the Reporting Period. Intercompany A/R Settlements represent payments made by BCFPI to reimburse related entities for accounts receivable incorrectly paid to BCFPI by ABH-affiliated customers.

46.	Disbursements for “Other” items are as follows and are summarized in the table below:

			US$000
	Para.		Actual	Forecast	Variance	Variance %
Freight	46	(i)	$(6,032)	$(5,722)	$(310)	(5%)
Intercompany SG&A Allocation	46	(ii)	—	(400)	400	100%
Payroll and Benefits	46	(iii)	(14,118)	$(15,273)	1,155	8%

			$(20,150)	$(21,395)	$1,245	6%

(i)	Disbursements for Freight totalled approximately $6.0 million during the Reporting Period. This compares to an amount of approximately $5.7 million in the BCFPI Forecast.

(ii)	Amounts related to the Intercompany SG&A Allocation were not settled during the Reporting Period. The timing of settlement of SG&A costs incurred in Q2, 2009 is not certain.

(iii)	During the Reporting Period, payments in respect of Payroll and Benefits totalled approximately $14.1 million. The BCFPI Forecast projected disbursements in the amount of $15.3 million.

Financing

47.	Details regarding financing are summarized in the following table:

		US$000
Financing	Para.	Actual	Forecast	Variance	Variance %
Interest	48	$(1,967)	$(1,845)	$(122)	(7%)
Restructuring Costs	49	(1,101)	(1,465)	364	25%
Foreign Exchange Translation	50	(3,803)	—	(3,803)	N/A

Cash Flow from Financing/Restructuring		$(6,871)	$(3,310)	$(3,561)	(108%)

48.	Disbursements related to Interest, which were forecast to be approximately $1.8 million, were approximately $2.0 million.

49.	Restructuring Costs were approximately $1.1 million compared to a forecast amount of approximately $1.5 million. This variance is primarily due to the timing of invoice receipt from various professional service firms, as significant payments were made in the first week after the Reporting Period.

50.	Amounts on the Foreign Exchange Translation line represent the difference between the actual exchange rate at the time of conversion between Canadian and U.S. dollars as compared to the forecast rate of CDN$1.00=US$0.90.

CURRENT LIQUIDITY POSITION AND THE 13-WEEK CASH FLOW FORECASTS

51.	Attached as Appendices “G” and “H”, respectively, are the updated 13-week cash flow forecasts of the ACI Group (including DCorp) and BCFPI through July 4, 2010.

52.	As at April 4, 2010, the ACI Group had cash on hand of approximately $190.5 million. In addition to this amount, the ACI Group also has the ULC DIP Facility Available Upon Notice ($45 million) and the ULC DIP Facility Available Upon Court Approval (a further $45 million) available as liquidity. The ACI Group also held $11.3 million representing the Recycling Proceeds and approximately $4.1 million representing the West Tacoma Proceeds. As noted above, the Monitor received, and will hold in trust, approximately $2.6 million in respect of the sale of a sawmill in St. Raymond, Quebec. Due to the timing of their receipt, the St. Raymond Proceeds are not reflected in the cash flow forecast in Appendix “G”.

53.	The ACI Group’s actual liquidity to April 4, 2010 and forecast total Immediately Available Liquidity for the 13 weeks ending July 4, 2010 is set forth in Appendix “G” and is summarized in the graph below.

54.	The ACI Group’s Immediately Available Liquidity at July 4, 2010, which is the end of the 13-week period in the forecast in Appendix “G”, is projected to be approximately $219.1 million.

55.	The projected Immediately Available Liquidity in the graph above excludes certain items including the ULC DIP Facility Available Upon Court Approval ($45 million), approximately $20.5 million forecast to be received from the sale of DCorp’s Lufkin facility, the West Tacoma Proceeds (approximately $4.1 million) and the Recycling Proceeds (approximately $11.3 million). Thus, the ACI Group’s Total Available Liquidity at July 4, 2010 is projected to be approximately $299.9 million.

56.	Actual results since the date of the issuance of the Initial Order and BCFPI’s forecast liquidity for the 13 weeks ended July 4, 2010, which includes the projected intercompany repayment to BI in the amount of $19.0 million, is set forth in Appendix “H” and is summarized in the graph below. The estimate of liquidity in the following graph assumes that a minimum cash balance of $10.0 million will be maintained and funds will be transferred from BI, as necessary, on that basis.

57.	On August 26, 2009 and September 1, 2009, this Honourable Court and the U.S. Bankruptcy Court, respectively, approved certain agreements between the ACI

Group, BCFPI and Smurfit-Stone Container Canada Inc. (“Smurfit”) relating to the sale of certain timberlands by Smurfit, which will result in BCFPI receiving net proceeds in the amount of approximately $25.9 million (the “Smurfit Timberland Proceeds”). The Smurfit Timberland Proceeds were paid to the Monitor’s trust account in the week ended October 25, 2009 and are to be held in trust by the Monitor pending further order of this Honourable Court. For purposes of the forecast, the proceeds are reflected as being held in trust by the Monitor and are not used for operating purposes due to the uncertainty regarding the timing of the release of these funds.

58.	BCFPI’s liquidity as at July 4, 2010 is projected to be approximately $10.7 million, not including the Smurfit Timberland Proceeds.

59.	Management has informed the Monitor that BCFPI’s forecast cash requirements will be supported by BI through intercompany advances, if necessary.

KEY PERFORMANCE INDICATORS

60.	As first reported in the Seventh Report, the Petitioners track certain key performance indicators in the course of managing their business. Appendices “I” and “J” contain certain key performance indicators which have been updated through March 31, 2010, the most current data available as at the date of this Forty-First Report.

UPDATE REGARDING THE CLAIMS PROCESS

61.

In the thirty-fifth report of the Monitor dated March 9, 2010 (the “Thirty-Fifth Report”), the Monitor reported on claims that it had received against the Canadian Petitioners and the Cross-Border Petitioners with respect to the First Claims Bar Date (as defined the First Claims Process Order). Pursuant to an Order of this Honourable Court dated February 23, 2010, April 7, 2010 was set as the Second Claims Bar Date (as defined the Second Claims Process Order). In the weeks leading up to the Second Claims Bar Date, a substantial volume of additional claims were received.

62.	The claims received pursuant to this Second Claims Bar Date were principally received from:

(i)	employees that were active employees as of April 17, 2009 (the “Filing Date”);

(ii)	holders of certain secured term notes and credit facilities;

(iii)	damage claims with respect to contracts repudiated after August 31, 2009; and

(iv)	claims from pension regulators.

63.	Based on the Monitor’s preliminary review of the proofs of claim, the following table summarizes the claims filed with the Monitor to date:

	Abitibi*		Bowater Canada **		Total
Category	Count	CDN$		CDN$	Count	CDN$
Bondholder Claim	11	3,677,819,983	8	1,501,542,703	19	5,179,362,686
Secured Debt Claims	5	1,030,010,910	6	159,289,842	11	1,189,300,752
Subsequent / Restructuring Claims	45	873,985,077	15	211,848,247	60	1,085,833,324
Employee Claims	3,212	544,660,456	1,517	237,592,133	4,729	782,252,588
Other Claims	170	309,747,323	38	41,522,166	208	351,269,490
Trade Claim	2,432	179,145,669	910	53,009,168	3,342	232,154,837
Construction Lien Claims	16	24,711,154	1	25,489	17	24,736,643
503(b)9 Claim	25	479,017	106	5,088,889	131	5,567,906

Total	5,916	6,640,559,590	2,601	2,209,918,636	8,517	8,850,478,225

Unliquidated Claims	89	—	72	56,598	161	56,598
Guarantor Claims	50	8,495,186,961	—	—	50	8,495,186,961
Likely Duplicate Claims	396	12,224,538,559	453	5,970,784,349	849	18,195,322,908

Total Including likely duplicates & Guarantor Claims	6,451	27,360,285,110	3,126	8,180,759,583	9,577	35,541,044,692

Duplicate count adjustment ***	(1,300)	—	(854)	—	(2,154)	—

Number of Claims	5,151	27,360,285,110	2,272	8,180,759,583	7,423	35,541,044,692

*	Includes claims received by the Monitor for Abitibi-Consolidated Finance LP.
**	Includes claims received by the Monitor and filed against Bowater Canada Finance Limited Partnership and Bowater Pulp and Paper Canada Limited Partnership.
***	Adjustment to reflect that certain claims may have multiple components classified in more than one category.

64.	Based on the Monitor’s preliminary review, 1,010 (849 claims plus 161 claims in the table above) claims for a total of approximately CDN $18.2 billion have been filed for unliquidated damage claims and likely duplicate claims that have been filed against multiple Petitioners, excluding several bond guarantee claims. The Monitor’s estimate of the likely duplicate claims will be further refined as the claims reconciliation and determination process progresses.

65.	The categorization of claims is based on a preliminary analysis conducted by the Monitor and remains subject to change as individual claims are analyzed and reconciled.

66.	Filed claims can be further broken by legal entity as follows:

	Total Claims Filed
Debtor	Count	CDN $
1508756 Ontario Inc.	50	1,059,380,050
3217925 Nova Scotia Company	17	241,475,522
3224112 Nova Scotia Limited	26	1,085,898,026
3231378 Nova Scotia Company	17	241,475,522
3834328 Canada Inc.	25	1,055,428,599
4042140 Canada Inc.	21	682,303,930
6169678 Canada Inc.	26	1,055,438,448
9068-9050 Quebec Inc.	17	241,475,522
9150-3383 Quebec Inc.	21	682,303,930
Abitibi Consolidated (UK) Inc.	6	443,386,355
AbitibiBowater Canada Inc.	156	422,063,813
Abitibi-Consolidated Canadian Office
Products Holding Inc.	25	1,055,428,599
Abitibi-Consolidated Company of Canada	4,179	5,959,702,800
Abitibi-Consolidated Inc.	1,709	5,379,532,397
Abitibi-Consolidated Nova Scotia
Incorporated	25	1,024,960,427
Alliance Forest Products Inc. (2001)	19	241,496,419
Bowater Belledune Sawmill Inc.	17	241,475,522
Bowater Canada Finance Corporation	47	1,496,444,857
Bowater Canada Finance Limited Partnership	22	400,765,364
Bowater Canada Treasury Corporation	24	241,680,178
Bowater Canadian Forest Products Inc.	2,495	1,268,606,269
Bowater Canadian Holdings Incorporated	37	401,290,129
Bowater Canadian Limited	29	242,251,397
Bowater Couturier Inc.	17	241,475,522
Bowater Guerette Inc.	20	271,946,210
Bowater LaHave Corporation	26	400,912,306
Bowater Maritimes Inc.	70	249,526,515
Bowater Mitis Inc.	20	241,480,346
Bowater Pulp and Paper Canada Holdings
Limited Partnership	19	241,652,342
Bowater Shelburne Corporation	23	400,765,364
Bowater Treated Wood Inc.	16	211,006,095
Canexel Hardboard Inc.	17	241,475,522
Donahue Recycling Inc.	28	1,055,948,274
La Tuque Forest Products Inc.	35	241,968,974
Marketing Donohue Inc.	25	1,055,202,625
Saguenay Forest Products Inc.	131	1,060,209,845
Scamble Mining Ltd.	25	1,055,428,599
St-Maurice River Drive Company Limited	18	241,494,369
Terra Nova Explorations Ltd.	26	1,055,430,484
The International Bridge and Terminal
Company	25	1,055,428,599
The Jonquiere Pulp Company	26	1,055,428,626

Total claims filed	9,577 35,541,044,692

67.	The claims reconciliation process is ongoing and progressing. The Monitor continues to review, revise and disallow claims, as applicable, and will report to this Honourable Court further on this process in subsequent reports.

REQUEST FOR THE APPOINTMENT OF AN EQUITY COMMITTEE

68.	The Monitor and this Honourable Court have received a number of letters from certain shareholders of ABH requesting the appointment of an equity committee.

69.	The Monitor advised the shareholders that it would advise this Honourable Court and the other stakeholders with respect to this request for the appointment of an equity committee in an upcoming report of the Monitor.

70.	The Monitor has also advised the shareholders that, in its view, the appointment of an equity committee would not be appropriate in the CCAA Proceedings as:

(i)	the Petitioners are insolvent and the shareholders of the Petitioners have no economic stake in the CCAA Proceedings; and

(ii)	the shareholders who have requested the equity committee are shareholders of ABH, which is a debtor in the Chapter 11 Proceedings and not a Petitioner in the CCAA Proceedings; therefore, they do not have a direct interest in the CCAA Proceedings.

71.	The Monitor was requested by the Judge presiding over the CCAA Proceedings to advise the ABH shareholders as follows:

(i)	the Superior Court of Quebec does not intend to reply to such correspondence and has requested that the Monitor do so directly; and

(ii)	it is inappropriate to correspond directly with a Judge of any Canadian Court and the shareholders must bring a motion before the Court to request the relief they are seeking.

NOTICE OF GARNISHMENT RECEIVED BY THE MONITOR

72.	On April 16, 2010, the Monitor received a Notice of Garnishment from Woodbridge Constructers Inc. (“Woodbridge”) dated April 13, 2010. The Notice of Garnishment is addressed to the Monitor of ACCC.

73.	In the Notice of Garnishment, it is alleged that (i) The McBurney Corporation (“McBurney”) is indebted to Woodbridge in the amount of $451,888.30 and (ii) the Monitor owes a debt to McBurney.

74.	Counsel for the Monitor has exchanged correspondence with counsel for Woodbridge and has advised counsel for Woodbridge as to the following:

(i)	the Monitor is not in possession of control the Petitioners’ assets;

(ii)	the Monitor does not owe a debt to McBurney;

(iii)	the Notice of Garnishment was issued after the date of the Initial Order and, therefore, was issued in violation of the Initial Order;

(iv)	Woodbridge is stayed from taking any action or exercising any rights in respect of the Monitor or Petitioners; and

(v)	the Monitor intends to bring this matter to the attention of this Honourable Court.

75.	In addition, counsel for the Monitor has advised counsel for Woodbridge that, if Woodbridge believes that one or more of the Petitioners are indebted to McBurney, then Woodbridge should bring a motion before the Superior Court of Quebec seeking leave to issue a Notice of Garnishment against that entity.

All of which is respectfully submitted.

ERNST & YOUNG INC.

in its capacity as the Court-Appointed Monitor

of the Petitioners

Per:

Alex Morrison, CA, CIRP

Senior Vice President

John Barrett, CA, CIRP

Vice President

Todd Ambachtsheer, CA, CIRP

Vice President

APPENDIX “A”

ABITIBI PETITIONERS

1.	Abitibi-Consolidated Company of Canada

2.	Abitibi-Consolidated Inc.

3.	3224112 Nova Scotia Limited

4.	Marketing Donohue Inc.

5.	Abitibi-Consolidated Canadian Office Products Holding Inc.

6.	3834328 Canada Inc.

7.	6169678 Canada Inc.

8.	4042140 Canada Inc.

9.	Donohue Recycling Inc.

10.	1508756 Ontario Inc.

11.	3217925 Nova Scotia Company

12.	La Tuque Forest Products Inc.

13.	Abitibi-Consolidated Nova Scotia Incorporated

14.	Saguenay Forest Products Inc.

15.	Terra Nova Explorations Ltd.

16.	The Jonquière Pulp Company

17.	The International Bridge and Terminal Company

18.	Scramble Mining Ltd.

19.	9150-3383 Québec Inc.

20.	Abitibi-Consolidated (U.K.) Inc.

APPENDIX “B”

BOWATER PETITIONERS

1.	Bowater Canada Finance Corporation

2.	Bowater Canadian Limited

3.	Bowater Canadian Holdings. Inc.

4.	3231378 Nova Scotia Company

5.	AbitibiBowater Canada Inc.

6.	Bowater Canada Treasury Corporation

7.	Bowater Canadian Forest Products Inc.

8.	Bowater Shelburne Corporation

9.	Bowater LaHave Corporation

10.	St-Maurice River Drive Company Limited

11.	Bowater Treated Wood Inc.

12.	Canexel Hardboard Inc.

13.	9068-9050 Québec Inc.

14.	Alliance Forest Products Inc. (2001)

15.	Bowater Belledune Sawmill Inc.

16.	Bowater Maritimes Inc.

17.	Bowater Mitis Inc.

18.	Bowater Guérette Inc.

19.	Bowater Couturier Inc.

APPENDIX “C”

18.6 PETITIONERS

1.	AbitibiBowater US Holding 1 Corp.

2.	AbitibiBowater Inc.

3.	Bowater Ventures Inc.

4.	Bowater Incorporated

5.	Bowater Nuway Inc.

6.	Bowater Nuway Mid-States Inc.

7.	Catawba Property Holdings LLC

8.	Bowater Finance Company Inc.

9.	Bowater South American Holdings Incorporated

10.	Bowater America Inc.

11.	Lake Superior Forest Products Inc.

12.	Bowater Newsprint South LLC

13.	Bowater Newsprint South Operations LLC

14.	Bowater Finance II, LLC

15.	Bowater Alabama LLC

16.	Coosa Pines Golf Club Holdings, LLC

APPENDIX “D”

PARTNERSHIPS

1.	Bowater Canada Finance Limited Partnership

2.	Bowater Pulp and Paper Canada Holdings Limited Partnership

3.	Abitibi-Consolidated Finance LP

APPENDIX “E”

ACI GROUP ACTUAL RECEIPTS AND DISBURSEMENTS

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

5 Weeks Ended April 4, 2010

US$000

	Actual
Week Ended	7-Mar-10	14-Mar-10	21-Mar-10	28-Mar-10	4-Apr-10	Total
Opening Cash	224,731	213,471	202,037	182,708	190,020	224,731
Receipts
A/R Collections	34,824	37,597	35,683	40,566	45,629	194,299
Intercompany A/R Settlement	5,461	2,327	6,589	2,954	7,417	24,748
Joint Venture Remittances, Net	—	—	(15,864)	(2,090)	—	(17,954)
Collections on Behalf of Joint Ventures	189	—	274	2,304	119	2,886

Net A/R Collections	40,474	39,924	26,682	43,734	53,165	203,979
Other Inflows	3,467	4,024	5,122	4,705	3,003	20,321

Total Receipts	43,941	43,948	31,804	48,439	56,168	224,300
Disbursements
Trade Payables	(33,429)	(33,508)	(26,366)	(33,311)	(27,502)	(154,116)
Intercompany A/P Settlement - Receipts	1,191	273	—	7,577	92	9,133
Intercompany A/P Settlements - Disbursements	—	—	—	—	—	—
Capital Expenditures	—	—	—	—	—	—

Net A/P Variance	(32,238)	(33,235)	(26,366)	(25,734)	(27,410)	(144,983)
A/R Collections - Affiliates	4,382	3,975	3,545	5,060	6,106	23,068
Intercompany A/R Settlements	(7,217)	(4,426)	(4,031)	(537)	(8,843)	(25,054)

	(2,835)	(451)	(486)	4,523	(2,737)	(1,986)
Marine Freight Payments	(1,237)	(4,121)	(2,572)	(571)	(2,896)	(11,397)
Utility Payments	(6,685)	(4,882)	(10,767)	(5,024)	(5,920)	(33,278)
Payroll & Benefits	(7,506)	(9,058)	(6,446)	(11,501)	(8,564)	(43,075)

Net Other Disbursements	(15,428)	(18,061)	(19,785)	(17,096)	(17,380)	(87,750)
Total Disbursements	(50,501)	(51,747)	(46,637)	(38,307)	(47,527)	(234,719)
Financing
Securitization Inflows / (Outflows)	(2,754)	—	—	—	(1,277)	(4,031)
Adequate Protection by DCorp to ACCC Term Lenders	—	—	—	—	(3,498)	(3,498)
Restructuring & Other Items	(385)	(847)	(1,171)	(1,150)	(1,080)	(4,633)
Foreign Exchange Translation	(1,561)	(2,788)	(3,325)	(1,670)	(2,291)	(11,635)

	(4,700)	(3,635)	(4,496)	(2,820)	(8,146)	(23,797)
Cash Flow From Operations	(11,260)	(11,434)	(19,329)	7,312	495	(34,216)
Opening Cash Balance	224,731	213,471	202,037	182,708	190,020	224,731
Cash Flow From Operations	(11,260)	(11,434)	(19,329)	7,312	495	(34,216)

Ending Cash Balance	213,471	202,037	182,708	190,020	190,515	190,515

Note: The above totals are subject to rounding adjustments

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

5 Weeks Ended April 4, 2010

US$000

	Forecast
Week Ended	7-Mar-10	14-Mar-10	21-Mar-10	28-Mar-10	4-Apr-10	Total
Opening Cash	224,731	224,277	214,372	194,184	189,495	224,731
Receipts
A/R Collections	35,357	31,147	35,642	35,537	36,429	174,112
Intercompany A/R Settlement	—	—	—	—	—	—
Joint Venture Remittances, Net	—	—	(17,965)	(2,940)	—	(20,905)
Collections on Behalf of Joint Ventures	3,978	3,978	3,978	3,978	4,391	20,303

Net A/R Collections	39,335	35,125	21,655	36,575	40,820	173,510
Other Inflows	2,810	2,810	2,750	2,750	4,816	15,936

Total Receipts	42,145	37,935	24,405	39,325	45,636	189,446
Disbursements
Trade Payables	(23,637)	(25,527)	(23,637)	(23,637)	(23,791)	(120,229)
Intercompany A/P Settlement - Receipts	—	—	—	—	—	—
Intercompany A/P Settlements - Disbursements	—	—	—	—	—	—
Capital Expenditures	(736)	(736)	(736)	(736)	(810)	(3,754)

Net A/P Variance	(24,373)	(26,263)	(24,373)	(24,373)	(24,601)	(123,983)
A/R Collections - Affiliates	—	—	—	—	—	—
Intercompany A/R Settlements	—	—	—	—	—	—

	—	—	—	—	—	—
Marine Freight Payments	(1,500)	(1,500)	(1,500)	(1,500)	(1,500)	(7,500)
Utility Payments	(7,320)	(7,320)	(10,549)	(7,320)	(6,034)	(38,543)
Payroll & Benefits	(6,821)	(10,954)	(7,171)	(9,821)	(15,052)	(49,819)

Net Other Disbursements	(15,641)	(19,774)	(19,220)	(18,641)	(22,586)	(95,862)
Total Disbursements	(40,014)	(46,037)	(43,593)	(43,014)	(47,187)	(219,845)
Financing
Securitization Inflows / (Outflows)	(1,585)	(803)	—	—	—	(2,388)
Adequate Protection by DCorp to ACCC Term Lenders	—	—	—	—	(3,287)	(3,287)
Restructuring & Other Items	(1,000)	(1,000)	(1,000)	(1,000)	(1,250)	(5,250)
Foreign Exchange Translation	—	—	—	—	—	—

	(2,585)	(1,803)	(1,000)	(1,000)	(4,537)	(10,925)
Cash Flow From Operations	(454)	(9,905)	(20,188)	(4,689)	(6,088)	(41,324)
Opening Cash Balance	224,731	224,277	214,372	194,184	189,495	224,731
Cash Flow From Operations	(454)	(9,905)	(20,188)	(4,689)	(6,088)	(41,324)

Ending Cash Balance	224,277	214,372	194,184	189,495	183,407	183,407

Note: The above totals are subject to rounding adjustments

Abitibi-Consolidated Inc. and its Subsidiaries (the “ACI Group”)

Actual to Forecast Comparison

5 Weeks Ended April 4, 2010

US$000

	Variance
Week Ended	7-Mar-10	14-Mar-10	21-Mar-10	28-Mar-10	4-Apr-10	Total
Opening Cash	—	(10,806)	(12,335)	(11,476)	525	—
Receipts
A/R Collections	(533)	6,450	41	5,029	9,200	20,187
Intercompany A/R Settlement	5,461	2,327	6,589	2,954	7,417	24,748
Joint Venture Remittances, Net	—	—	2,101	850	—	2,951
Collections on Behalf of Joint Ventures	(3,789)	(3,978)	(3,704)	(1,674)	(4,272)	(17,417)

Net A/R Collections	1,139	4,799	5,027	7,159	12,345	30,469
Other Inflows	657	1,214	2,372	1,955	(1,813)	4,385

Total Receipts	1,796	6,013	7,399	9,114	10,532	34,854
Disbursements
Trade Payables	(9,792)	(7,981)	(2,729)	(9,674)	(3,711)	(33,887)
Intercompany A/P Settlement - Receipts	1,191	273	—	7,577	92	9,133
Intercompany A/P Settlements - Disbursements	—	—	—	—	—	—
Capital Expenditures	736	736	736	736	810	3,754

Net A/P Variance	(7,865)	(6,972)	(1,993)	(1,361)	(2,809)	(21,000)
A/R Collections - Affiliates	4,382	3,975	3,545	5,060	6,106	23,068
Intercompany A/R Settlements	(7,217)	(4,426)	(4,031)	(537)	(8,843)	(25,054)

	(2,835)	(451)	(486)	4,523	(2,737)	(1,986)
Marine Freight Payments	263	(2,621)	(1,072)	929	(1,396)	(3,897)
Utility Payments	635	2,438	(218)	2,296	114	5,265
Payroll & Benefits	(685)	1,896	725	(1,680)	6,488	6,744

Net Other Disbursements	213	1,713	(565)	1,545	5,206	8,112
Total Disbursements	(10,487)	(5,710)	(3,044)	4,707	(340)	(14,874)
Financing
Securitization Inflows / (Outflows)	(1,169)	803	—	—	(1,277)	(1,643)
Adequate Protection by DCorp to ACCC Term Lenders	—	—	—	—	(211)	(211)
Restructuring & Other Items	615	153	(171)	(150)	170	617
Foreign Exchange Translation	(1,561)	(2,788)	(3,325)	(1,670)	(2,291)	(11,635)

	(2,115)	(1,832)	(3,496)	(1,820)	(3,609)	(12,872)
Cash Flow From Operations	(10,806)	(1,529)	859	12,001	6,583	7,108
Opening Cash Balance	—	(10,806)	(12,335)	(11,476)	525	—
Cash Flow From Operations	(10,806)	(1,529)	859	12,001	6,583	7,108

Ending Cash Balance	(10,806)	(12,335)	(11,476)	525	7,108	7,108

Note: The above totals are subject to rounding adjustments

APPENDIX “F”

BCFPI ACTUAL RECEIPTS AND DISBURSEMENTS

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

5 Weeks Ended April 4, 2010

US$000

	Actual
Week Ended	7-Mar-10	14-Mar-10	21-Mar-10	28-Mar-10	4-Apr-10	Total
Opening Cash	11,036	12,325	11,861	15,151	10,000	11,036
Receipts
A/R Collections	3,319	2,113	3,653	3,939	2,917	15,941
Intercompany A/R Settlements	2,719	3,573	17,438	1,501	9,173	34,404

Total A/R Collections	6,038	5,686	21,091	5,440	12,090	50,345
Advances from Bowater Inc.	8,000	—	—	4,000	—	12,000
Other Inflows	2,610	3,193	1,663	1,950	2,692	12,108

Total Receipts	16,648	8,879	22,754	11,390	14,782	74,453
Disbursements
Trade Payables	(5,575)	(10,284)	(8,620)	(7,334)	(5,048)	(36,861)
Intercompany A/P Settlements - Receipts	—	6,369	—	2,591	—	8,960
Intercompany A/P Settlements - Disbursements	(785)	(62)	—	(1,886)	—	(2,733)
Capital Expenditures	—	—	—	—	—	—
Payments on Behalf of Affiliates	(2,301)	(1,170)	(4,745)	(2,037)	(1,711)	(11,964)

Net A/P	(8,661)	(5,147)	(13,365)	(8,666)	(6,759)	(42,598)
A/R Collections - Affiliates	849	805	796	884	1,558	4,892
Intercompany A/R Settlements	(1,984)	(1,510)	(1,883)	(2,308)	(112)	(7,797)

	(1,135)	(705)	(1,087)	(1,424)	1,446	(2,905)
Intercompany SG&A Allocation	—	—	—	—	—	—
Freight	(1,399)	(853)	(992)	(1,711)	(1,077)	(6,032)
Payroll and Benefits	(2,569)	(1,568)	(3,223)	(3,261)	(3,497)	(14,118)

Total Disbursements	(13,764)	(8,273)	(18,667)	(15,062)	(9,887)	(65,653)
Cash Flow From Operations	2,884	606	4,087	(3,672)	4,895	8,800
Financing
Interest	(679)	—	—	(360)	(928)	(1,967)
Restructuring Costs	(163)	(217)	(51)	—	(670)	(1,101)
Foreign Exchange Translation	(753)	(853)	(746)	(1,119)	(332)	(3,803)

Cash Flow from Financing/Restructuring	(1,595)	(1,070)	(797)	(1,479)	(1,930)	(6,871)
Net Cash Flows	1,289	(464)	3,290	(5,151)	2,965	1,929
Opening Cash Balance	11,036	12,325	11,861	15,151	10,000	11,036
Cash Flow From Operations	1,289	(464)	3,290	(5,151)	2,965	1,929

Ending Cash Balance	12,325	11,861	15,151	10,000	12,965	12,965

Note: The above totals are subject to rounding adjustments

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

5 Weeks Ended April 4, 2010

US$000

	Forecast
Week Ended	7-Mar-10	14-Mar-10	21-Mar-10	28-Mar-10	4-Apr-10	Total
Opening Cash	11,036	12,947	10,359	10,614	10,043	11,036
Receipts
A/R Collections	5,805	18,330	11,397	13,111	12,629	61,272
Intercompany A/R Settlements	—	—	—	—		—

Total A/R Collections	5,805	18,330	11,397	13,111	12,629	61,272
Advances from Bowater Inc.	8,000	(13,000)	2,000	(3,000)	3,000	(3,000)
Other Inflows	1,803	3,207	350	350	350	6,060

Total Receipts	15,608	8,537	13,747	10,461	15,979	64,332
Disbursements
Trade Payables	(7,620)	(7,620)	(7,620)	(7,620)	(7,918)	(38,398)
Intercompany A/P Settlements - Receipts	—	—	—	—	—	—
Intercompany A/P Settlements - Disbursements	—	—	—	—	—	—
Capital Expenditures	(452)	(452)	(452)	(452)	(460)	(2,268)
Payments on Behalf of Affiliates	—	—		—	—	—

Net A/P	(8,072)	(8,072)	(8,072)	(8,072)	(8,378)	(40,666)
A/R Collections - Affiliates	—	—	—	—	—	—
Intercompany A/R Settlements	—	—	—	—	—	—

	—	—	—	—	—	—
Intercompany SG&A Allocation	—	(400)	—	—	—	(400)
Freight	(1,134)	(1,134)	(1,134)	(1,134)	(1,186)	(5,722)
Payroll and Benefits	(3,521)	(1,226)	(3,993)	(1,196)	(5,337)	(15,273)

Total Disbursements	(12,727)	(10,832)	(13,199)	(10,402)	(14,901)	(62,061)
Cash Flow From Operations	2,881	(2,295)	548	59	1,078	2,271
Financing
Interest	(677)	—	—	(337)	(831)	(1,845)
Restructuring Costs	(293)	(293)	(293)	(293)	(293)	(1,465)
Foreign Exchange Translation	—	—	—	—	—	—

Cash Flow from Financing/Restructuring	(970)	(293)	(293)	(630)	(1,124)	(3,310)
Net Cash Flows	1,911	(2,588)	255	(571)	(46)	(1,039)
Opening Cash Balance	11,036	12,947	10,359	10,614	10,043	11,036
Cash Flow From Operations	1,911	(2,588)	255	(571)	(46)	(1,039)

Ending Cash Balance	12,947	10,359	10,614	10,043	9,997	9,997

Note: The above totals are subject to rounding adjustments

Bowater Canadian Forest Products Inc. (“BCFPI”)

Actual to Forecast Comparison

5 Weeks Ended April 4, 2010

US$000

	Variance
Week Ended	7-Mar-10	14-Mar-10	21-Mar-10	28-Mar-10	4-Apr-10	Total
Opening Cash	—	(622)	1,502	4,537	(43)	—
Receipts
A/R Collections	(2,486)	(16,217)	(7,744)	(9,172)	(9,712)	(45,331)
Intercompany A/R Settlements	2,719	3,573	17,438	1,501	9,173	34,404

Total A/R Collections	233	(12,644)	9,694	(7,671)	(539)	(10,927)
Advances from Bowater Inc.	—	13,000	(2,000)	7,000	(3,000)	15,000
Other Inflows	807	(14)	1,313	1,600	2,342	6,048

Total Receipts	1,040	342	9,007	929	(1,197)	10,121
Disbursements
Trade Payables	2,045	(2,664)	(1,000)	286	2,870	1,537
Intercompany A/P Settlements - Receipts	—	6,369	—	2,591	—	8,960
Intercompany A/P Settlements - Disbursements	(785)	(62)	—	(1,886)	—	(2,733)
Capital Expenditures	452	452	452	452	460	2,268
Payments on Behalf of Affiliates	(2,301)	(1,170)	(4,745)	(2,037)	(1,711)	(11,964)

Net A/P	(589)	2,925	(5,293)	(594)	1,619	(1,932)
A/R Collections - Affiliates	849	805	796	884	1,558	4,892
Intercompany A/R Settlements	(1,984)	(1,510)	(1,883)	(2,308)	(112)	(7,797)

	(1,135)	(705)	(1,087)	(1,424)	1,446	(2,905)
Intercompany SG&A Allocation	—	400	—	—	—	400
Freight	(265)	281	142	(577)	109	(310)
Payroll and Benefits	952	(342)	770	(2,065)	1,840	1,155

Total Disbursements	(1,037)	2,559	(5,468)	(4,660)	5,014	(3,592)
Cash Flow From Operations	3	2,901	3,539	(3,731)	3,817	6,529
Financing
Interest	(2)	—	—	(23)	(97)	(122)
Restructuring Costs	130	76	242	293	(377)	364
Foreign Exchange Translation	(753)	(853)	(746)	(1,119)	(332)	(3,803)

Cash Flow from Financing/Restructuring	(625)	(777)	(504)	(849)	(806)	(3,561)
Net Cash Flows	(622)	2,124	3,035	(4,580)	3,011	2,968
Opening Cash Balance	—	(622)	1,502	4,537	(43)	—
Cash Flow From Operations	(622)	2,124	3,035	(4,580)	3,011	2,968

Ending Cash Balance	(622)	1,502	4,537	(43)	2,968	2,968

Note: The above totals are subject to rounding adjustments

APPENDIX “G”

ACI GROUP CASH FLOW FORECAST

Abitibi Consolidated Inc. and its subsidiaries (the “ACI Group”)

Weekly Cash Flow Forecast

13 Weeks Ending July 4, 2010

US$000

Week ended	Notes	11-Apr-10	18-Apr-10	25-Apr-10	2-May-10	9-May-10	16-May-10	23-May-10	30-May-10	6-Jun-10	13-Jun-10	20-Jun-10	27-Jun-10	4-Jul-10	Total
Opening Cash	1	190,514	188,938	171,712	173,538	180,859	188,936	165,759	168,329	161,836	159,377	164,566	142,079	140,563	190,514
Receipts
Total A/R Collections	3	35,888	36,796	38,983	52,977	35,093	34,768	38,775	35,658	33,925	34,621	34,553	34,817	47,697	494,550
Collections on Behalf of Joint Ventures	4	4,700	4,700	4,700	4,620	4,419	4,419	4,419	4,419	4,880	4,957	4,957	4,957	4,772	60,921
Other Inflows	5	2,821	6,137	6,755	4,819	8,184	2,750	2,816	2,750	9,769	8,636	2,750	2,750	4,822	65,759

Total Receipts		43,408	47,634	50,438	62,416	47,697	41,938	46,010	42,827	48,574	48,214	42,259	42,524	57,290	621,230
Disbursements
Trade Payables	6	(25,042)	(25,042)	(25,042)	(25,413)	(22,841)	(22,841)	(22,841)	(22,841)	(28,660)	(22,659)	(22,659)	(22,659)	(24,258)	(312,796)
Capital Expenditures	7	(866)	(866)	(866)	(858)	(838)	(838)	(838)	(838)	(861)	(865)	(865)	(865)	(850)	(11,113)
Marine Freight Payments	8	(1,750)	(3,050)	(1,750)	(1,750)	(1,750)	(3,050)	(1,750)	(1,750)	(1,750)	(1,750)	(3,050)	(1,750)	(1,750)	(26,650)
Utility Payments	9	(6,820)	(6,820)	(10,519)	(7,177)	(6,820)	(6,820)	(10,640)	(6,820)	(4,891)	(6,820)	(10,904)	(6,820)	(6,034)	(97,906)
Payroll & Benefits	10	(9,507)	(10,538)	(6,507)	(14,232)	(6,371)	(10,488)	(6,371)	(13,138)	(9,097)	(9,931)	(6,771)	(8,021)	(13,952)	(124,924)
Joint Venture Remittances, Net	11	—	(17,545)	(2,929)	—	—	(20,078)	—	(2,933)	—	—	(19,498)	(2,925)	—	(65,908)
Restructuring & Other Items	12	(1,000)	(1,000)	(1,000)	(1,250)	(1,000)	(1,000)	(1,000)	(1,000)	(1,250)	(1,000)	(1,000)	(1,000)	(1,250)	(13,750)

Total Disbursements		(44,984)	(64,860)	(48,612)	(50,680)	(39,620)	(65,115)	(43,440)	(49,320)	(46,510)	(43,026)	(64,746)	(44,040)	(48,094)	(653,047)
Financing
Repayment / Interest Under Securitization Program	13	—	—	—	(1,235)	—	—	—	—	(1,235)	—	—	—	(1,065)	(3,536)
Adequate Protection and Fees by DCorp to ACCC Term Lenders	14	—	—	—	(3,181)	—	—	—	—	(3,287)	—	—	—	(3,181)	(9,648)

Total Financing		—	—	—	(4,416)	—	—	—	—	(4,522)	—	—	—	(4,246)	(13,184)
Total Change in Cash		(1,576)	(17,226)	1,826	7,320	8,078	(23,177)	2,570	(6,493)	(2,459)	5,189	(22,487)	(1,516)	4,950	(45,002)
Ending Cash Balance		188,938	171,712	173,538	180,859	188,936	165,759	168,329	161,836	159,377	164,566	142,079	140,563	145,512	145,512

Ending Cash Balance		188,938	171,712	173,538	180,859	188,936	165,759	168,329	161,836	159,377	164,566	142,079	140,563	145,512	145,512
ULC DIP Facility Available Upon Notice	15	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000
Availability Under Securitization Program	13	6,203	18,128	22,281	26,283	16,553	16,110	19,858	17,399	19,103	22,483	27,247	25,513	28,540	28,540

Immediately Available Liquidity		240,142	234,840	240,819	252,142	250,489	226,869	233,188	224,234	223,480	232,049	214,326	211,076	219,052	219,052

ULC DIP Facility Available Upon Court Approval	15	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000
West Tacoma Proceeds Held in Trust	16	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051	4,051
Lufkin Proceeds Held in Trust	16	—	—	—	—	—	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500	20,500
Recycling Proceeds Held in Trust	16	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265	11,265

Total Available Liquidity	15, 16	300,458	295,156	301,135	312,458	310,805	307,685	314,004	305,050	304,296	312,865	295,142	291,892	299,868	299,868
Securitization Schedule	17
Availability Based on Receivable Pool Balance		125,909	137,833	141,986	145,989	136,259	135,816	139,564	137,104	138,809	142,189	146,952	145,219	148,245	148,245
Amount Drawn Under Facility		119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706	119,706

Available Liquidity Before Interest, Fees and Repayments		6,203	18,128	22,281	26,283	16,553	16,110	19,858	17,399	19,103	22,483	27,247	25,513	28,540	28,540
Interest, Fees and Repayments	18	—	—	—	(1,235)	—	—	—	—	(1,235)	—	—	—	(1,065)	(3,536)

Restricted ULC Reserve Deposit	19	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070	47,070

The above forecast uses an exchange rate of CDN$1.00=US$0.90.

Note: The above totals are subject to rounding adjustments in the underlying balances.

The information and analysis in this document have not been audited or reviewed and, accordingly, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such differences may be material.

Abitibi Consolidated Inc. and its subsidiaries (the “ACI Group”)

Notes to Weekly Cash Flow Forecast

13 Weeks Ending July 4, 2010

US$000

1.	Opening Cash in the forecast includes cash on hand.

2.	The cash flow forecast includes mills owned by the ACI Group and its subsidiaries and includes the operations of the DCorp Group. This weekly cash flow forecast may differ from the ACI Monthly Forecast as the underlying assumptions are updated weekly and will vary with the ongoing operations of the ACI Group, whereas the ACI Monthly Forecast is based on longer-term assumptions used to forecast future monthly cash flow.

3.	Total A/R Collections represent amounts estimated to be collected from the ACI Group’s customers. The timing of collections is based on the ACI Group’s collection terms with its customers and the latest sales forecast.

4.	Collections on Behalf of Joint Ventures represent amounts estimated to be collected by the ACI Group on behalf of its joint venture partners. The ACI Group has agreements with its joint venture partners whereby the ACI Group collects the joint venture partners’ accounts receivable (for a fee) and remits these funds to the joint venture in accordance with their agreement.

5.	Other Inflows represent miscellaneous receipts including, but not limited to, such items as tax refunds, insurance proceeds or collection/management fees received from joint ventures, as estimated by the ACI Group.

6.	Trade Payables represent amounts estimated to be paid to suppliers for the purchase of the ACI Group’s raw materials, repairs and maintenance and other goods and services related to production.

7.	Capital Expenditures represent amounts estimated to be paid pursuant to the ACI Group’s most recent capital expenditure budget.

8.	Marine Freight Payments represent amounts estimated to be paid to the ACI Group’s outbound marine freight suppliers.

9.	Utility Payments represent amounts estimated to be payable to the ACI Group’s utility suppliers.

10.	Payroll and Benefits represent estimated amounts for salaries, wages, benefits and current service pension costs.

11.	Joint Venture Remittances, Net represent the estimated payment of accounts receivable funds collected by the ACI Group on behalf of the respective joint venture, net of any collection/management fees.

12.	Restructuring and Other Items represent amounts estimated by the ACI Group for restructuring costs and other miscellaneous payments.

13.	Under the Amended Securitization Program, the ACI Group will not draw on the available capital unless such a draw is required for liquidity purposes. However, borrowing availability under the Amended Securitization Program is still immediately available as liquidity. The Repayment/Interest Under the Securitization Program represents the estimated repayment (including interest and/or fees) of funds. Availability Under the Securitization Program represents the amount of immediately available liquidity under the ACI Group’s Amended Securitization Program.

14.	Adequate Protection and fees by DCorp to ACCC Term Lenders represents an estimate of payments pursuant to the adequate protection order issued by the U.S. Bankruptcy Court.

15.	Immediately Available Liquidity is calculated as cash on hand, amounts available under the Amended Securitization Program and the portion of the ULC DIP Facility that is available upon notice ($45 million). Total Available Liquidity includes an additional $45 million of the ULC Reserve, which availability is subject to Court approval, as well as the Lufkin Proceeds Held in Trust, Recycling Proceeds Held in Trust and the West Tacoma Proceeds Held in Trust, available upon 10 days’ notice to the agent for the ACCC Term Lenders.

16.	The estimated and/or actual, as the case may be, net proceeds from the sale of the Lufkin mill, the recycling assets, and the West Tacoma mill are approximately $20.5 million, $11.3 million and $4.1 million, respectively. These proceeds will be held in escrow or a designated account and are only available upon 10 days’ notice to the agent for the ACCC Term Lenders.

17.	The Securitization Summary represents the ACI Group’s estimated calculation of amounts owing or available under the Amended Securitization Program based on the eligible accounts receivable (net of any fees, interest or allowances).

18.	The Interest, Fees and Repayments represent interest and fees related to the Amended Securitization Program, as well as repayments of funds.

19.	Of the $254.1 million paid to the ULC Reserve, the Company drew $117 million as of the date of closing of the MPCo sale and has $45 million immediately available for liquidity purposes, with an additional $45 million availability subject to Court approval. The remaining $47.1 million of the ULC Reserve will be held in cash, but will not be made available to the Company.

APPENDIX “H”

BCFPI CASH FLOW FORECAST

Bowater Canadian Forest Products Inc.

Chapter 11/CCAA Cash Flow

13 Week Period Ending July 4, 2010

US$000s

Week Ended		11-Apr-10	18-Apr-10	25-Apr-10	2-May-10	9-May-10	16-May-10	23-May-10	30-May-10	6-Jun-10	13-Jun-10	20-Jun-10	27-Jun-10	4-Jul-10	Total
Receipts	Notes
Trade Receipts	1, 2	4,935	17,579	10,025	17,743	9,553	20,574	9,869	14,036	9,143	20,454	11,315	9,271	10,632	165,131
Intercompany A/P Settlements	3	—	5,000	—	—	—	—	—	—	—	—	—	—	—	5,000
Advances/(Repayments) from Bowater Inc.	4	5,000	(11,000)	1,000	(2,000)	(2,000)	(8,000)	—	(2,000)	3,000	(9,000)	1,000	3,000	2,000	(19,000)
Other Receipts	5	350	1,548	350	485	1,600	350	350	350	1,600	350	350	350	1,600	9,633

Total Receipts		10,285	13,127	11,375	16,228	9,153	12,924	10,219	12,386	13,743	11,804	12,665	12,621	14,232	160,764
Disbursements
Trade Payables	6	(8,142)	(8,142)	(8,142)	(7,766)	(6,826)	(6,826)	(6,826)	(6,826)	(7,629)	(7,763)	(7,763)	(7,763)	(7,122)	(97,534)
Freight	7	(1,225)	(1,225)	(1,225)	(1,157)	(989)	(989)	(989)	(989)	(1,177)	(1,208)	(1,208)	(1,208)	(1,115)	(14,705)
Payroll and Benefits	8	(1,247)	(4,067)	(1,079)	(5,997)	(1,051)	(3,665)	(1,296)	(2,647)	(4,326)	(2,627)	(2,443)	(2,631)	(4,398)	(37,473)
Capital Expenditures	9	(467)	(467)	(467)	(462)	(452)	(452)	(452)	(452)	(465)	(467)	(467)	(467)	(458)	(5,991)

Total Disbursements		(11,080)	(13,900)	(10,912)	(15,382)	(9,317)	(11,932)	(9,562)	(10,914)	(13,597)	(12,065)	(11,880)	(12,068)	(13,093)	(155,704)
Net Cash Flow From Operations		(794)	(773)	463	846	(165)	993	657	1,472	146	(261)	785	553	1,138	5,060
Financing and Restructuring
Interest	10	—	—	(373)	(810)	—	—	(362)	(831)	—	—	—	(374)	(810)	(3,559)
Restructuring Costs	11	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(293)	(3,803)

Cash Flow From Financing/Restructuring		(293)	(293)	(665)	(1,103)	(293)	(293)	(654)	(1,124)	(293)	(293)	(293)	(666)	(1,103)	(7,362)
Net Cash Flow		(1,087)	(1,065)	(202)	(257)	(457)	700	3	349	(146)	(554)	492	(113)	36	(2,302)

Opening Bank Balance		12,966	11,879	10,814	10,611	10,355	9,898	10,598	10,601	10,949	10,803	10,249	10,742	10,628	12,966
Cash Flow		(1,087)	(1,065)	(202)	(257)	(457)	700	3	349	(146)	(554)	492	(113)	36	(2,302)

Closing Bank Balance	2	11,879	10,814	10,611	10,355	9,898	10,598	10,601	10,949	10,803	10,249	10,742	10,628	10,664	10,664

Settlement Proceeds Held in Trust by Monitor	12	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868	25,868

Closing Bank Balance Including Settlement Proceeds		37,747	36,682	36,479	36,223	35,766	36,466	36,469	36,817	36,671	36,117	36,610	36,496	36,532	36,532

Current Revolving Credit Facility
Current Credit Facility Balance, Opening		94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576

Current Balance, Closing		94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576	94,576
Intercompany A/R Balance	13
Ending Balance		41,875	45,896	48,807	47,612	49,026	49,703	50,468	49,461	43,824	44,563	45,165	47,786	44,558	44,558
Cumulative Advances from Bowater Inc.
Opening Advance Balance		38,000	43,000	32,000	33,000	31,000	29,000	21,000	21,000	19,000	22,000	13,000	14,000	17,000	38,000
Advance / (Repayment)	4	5,000	(11,000)	1,000	(2,000)	(2,000)	(8,000)	—	(2,000)	3,000	(9,000)	1,000	3,000	2,000	(19,000)

Closing Advance Balance		43,000	32,000	33,000	31,000	29,000	21,000	21,000	19,000	22,000	13,000	14,000	17,000	19,000	19,000

The above forecast uses an exchange rate of CDN$1.00=US$0.90

Amounts in the above table are subject to rounding adjustments from the underlying balances

The information and analysis in this document have not been audited or reviewed and, accordingly, no assurances are provided thereon. In addition, because forecasts are dependent upon numerous assumptions regarding future events, actual results will be different than forecast, and such difference may be material.

Bowater Canadian Forest Products Inc. (“BCFPI”)

Notes to CCAA Cash Flow

13 Week Period Ending July 4, 2010

US$000s

1.	Trade Receipts are based on BCFPI’s estimate of collection terms and BCFPI’s latest sales forecast.

2.	The cash flows included in the forecast include only those BCFPI mills in Canada. No funding or dividends from foreign subsidiaries are included in the forecast.

3.	Intercompany A/P Settlements represents the reimbursement of funds disbursed on behalf of Bowater Mersey.

4.	Advances/(Repayments) from Bowater Inc. represents amounts received pursuant to the BI/BCFPI DIP Facility to maintain sufficient liquidity.

5.	Other Receipts include sundry mill level deposits and sales tax refunds.

6.	Trade Payables represent payments for raw materials, repairs and maintenance, utilities and other production items.

7.	Freight represents disbursements in respect of costs to deliver product to customers.

8.	Payroll and Benefits represent amounts paid to employees for salaries and wages (including the related withholdings), pension payments and other benefits due under employee benefit programs. The forecast assumes that only those pension payments in respect of current service costs will be paid.

9.	Capital Expenditures are costs scheduled to be made in accordance with agreements with BCFPI’s various capital equipment suppliers and reflect requirements pursuant to BCFPI’s most recent capital expenditure budget.

10.	Interest represents interest costs for the company’s senior secured revolving facility, the existing secured term loan and the BI/BCFPI DIP facility. Interest on Advances from Bowater Inc. are accrued at the 1 month LIBOR rate plus 2%.

11.	Restructuring Costs represent costs related to the restructuring including transaction fees related to the new DIP facility.

12.	Settlement Proceeds Held in Trust represent funds received by BCFPI pursuant to an agreement it had with Smurfit-Stone Container Canada Inc. The amount held in trust by the Monitor does not form part of the Closing Bank Balance.

13.	The Intercompany A/R Balance represents pre-filing and post-filing sales to paper customers in the United States by BCFPI through Bowater America Inc. This amount is assumed not to be stayed and is collected by BCFPI from Bowater America Inc. in the normal course. This balance represents trade A/R only and does not represent any amounts funded from BI to BCFPI pursuant to the BI/BCFPI DIP Facility.

APPPENDIX “I”

ACI GROUP KEY PERFORMANCE INDICATORS

ACI Group

KPI Analysis

Newsprint, Specialty Paper & Pulp

Sales tonnage (MT)	January	February	March	April	May	June	July	August
Newsprint	95,561	109,805	115,877	96,250	99,548	107,024	98,331	86,853
Specialty Paper	99,378	84,047	91,929	82,694	84,284	91,139	103,444	112,041
Pulp	2,573	4,364	2,645	3,332	4,392	3,882	4,619	6,793

	197,512	198,215	210,450	182,276	188,223	202,044	206,393	205,687

Net sales (US$000)	154,055	153,360	161,003	127,136	127,879	139,103	133,736	131,245
Net selling price per tonne (US$)	780	774	765	697	679	688	648	638
Mill Uptime (%)	70	78	76	78	78	76	77	82

Lumber

Sales (mbf)	58	60	68	61	62	64	62	69
Net sales (US$000)	15,153	14,356	16,868	16,161	16,893	18,261	18,933	21,022
Sales per mbf (US$)	260	241	249	265	271	285	306	304

ACI Group

KPI Analysis

Newsprint, Specialty Paper & Pulp

Sales tonnage (MT)	September	October	November	December	January	February	March	Total
Newsprint	123,303	134,539	134,309	142,165	121,084	91,235	142,627	1,698,510
Specialty Paper	108,382	106,850	102,796	91,047	89,914	86,604	96,506	1,431,052
Pulp	2,478	4,726	5,347	5,513	4,270	4,187	6,949	66,069

	234,163	246,115	242,451	238,725	215,267	182,026	246,082	3,195,632

Net sales (US$000)	143,566	146,853	144,830	139,663	130,193	112,015	145,064	2,089,702
Net selling price per tonne (US$)	613	597	597	585	605	615	589	654
Mill Uptime (%)	76	78	81	80	77	79	79	78

Lumber

Sales (mbf)	66	63	81	68	64	76	102	1,023
Net sales (US$000)	19,739	18,932	22,071	18,907	19,048	22,947	32,866	292,156
Sales per mbf (US$)	297	301	273	280	296	303	322	285

APPENDIX “J”

BCFPI KEY PERFORMANCE INDICATORS

Bowater Canadian Forest Products Inc.

KPI Analysis

Newsprint, Specialty Paper & Pulp

Sales tonnage (MT)	January	February	March	April	May	June	July	August
Newsprint	40,281	16,277	37,216	35,685	37,851	32,488	39,356	33,141
Specialty Paper	19,605	17,960	18,644	20,608	20,242	12,758	6,191	4,843
Pulp	23,816	17,478	18,914	20,083	24,923	20,243	36,817	29,269

	83,703	51,715	74,774	76,376	83,016	65,489	82,364	67,253

Net sales (US$000)	57,535	34,757	49,972	47,329	48,904	37,331	45,102	36,073
Net selling price per tonne (US$)	687	672	668	620	589	570	548	536
Mill Uptime (%)	83	80	84	84	84	85	83	83

Lumber

Sales (mbf)	27	30	34	27	35	34	32	30
Net sales (US$000)	5,514	6,049	7,095	5,694	7,621	7,997	8,020	7,372
Sales per mbf (US$)	206	199	206	207	221	235	250	245

Bowater Canadian Forest Products Inc.

KPI Analysis

Newsprint, Specialty Paper & Pulp

Sales tonnage (MT)	January	September	October	November	December	January	February	March	Total
Newsprint	40,281	21,734	21,538	22,681	20,217	16,002	28,217	41,719	444,401
Specialty Paper	19,605	6,588	5,603	5,702	4,986	5,348	3,470	7,541	160,088
Pulp	23,816	25,279	26,584	24,075	32,379	23,094	35,612	30,892	389,458

	83,703	53,601	53,724	52,458	57,582	44,444	67,299	80,152	993,948

Net sales (US$000)	57,535	29,188	30,076	30,592	34,018	26,416	39,998	46,027	593,318
Net selling price per tonne (US$)	687	545	560	583	591	594	594	574	597
Mill Uptime (%)	83	80	73	81	80	77	82	83	82

Lumber

Sales (mbf)	27	34	38	41	32	33	47	56	531
Net sales (US$000)	5,514	8,510	9,509	10,188	8,337	8,472	13,257	16,333	129,968
Sales per mbf (US$)	206	250	250	249	257	259	282	290	245